               CONSULTING, NON-COMPETE AND TERMINATION AGREEMENT

         THIS CONSULTING, NON-COMPETE AND TERMINATION AGREEMENT (this "Agreement"), dated as of August 24, 1997, is made and entered into by and among SBI Holding Corporation, a Delaware corporation ("Parent"), SFX Broadcasting, Inc., a Delaware corporation (the "Company"), and Robert F. X. Sillerman ("Executive").

                             W I T N E S S E T H:

         WHEREAS, concurrently herewith, Parent, SBI Radio Acquisition Corporation, a Delaware corporation ("Sub"), and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Sub will be merged with and into the Company (the "Merger");

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that Executive agree, and Executive has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. EMPLOYMENT AGREEMENT. Executive hereby represents and warrants that his employment relationship with the Company is pursuant to and governed by the Amended and Restated Employment Agreement dated as of January 1, 1997, as modified by that certain letter agreement of August 22, 1997, each by and between the Company and Executive (collectively referred to as the "Employment Agreement"). A true and correct copy of the Employment Agreement and the Amendment are respectively attached hereto as Annex I and Annex II.

         2. TERMINATION OF EMPLOYMENT AGREEMENT. Effective as of the Effective Time (a) Executive hereby tenders his resignation as an officer and director of the Company and each of its subsidiaries, and (b) the Employment Agreement shall be terminated in full without any further action on the part of the Company or Executive. Except as expressly provided for in this Agreement, from and after the date of termination of the Employment Agreement, Executive shall not be entitled to receive any further wages, compensation, stock options provided in Section 7 of the Employment Agreement or benefits arising pursuant to the Employment Agreement (other than the compensation payable to Executive under Section 13.4 of the Employment Agreement upon termination of employment as set forth in Section 13.4, including the stock options contemplated by Sections 13.3 and 13.4) or his employment relationship with the Company or any of its subsidiaries and Executive shall not be entitled to any post-termination wages, compensation or benefits (including, without limitation, severance pay, vacation pay or sick pay), except as expressly provided in Section 4(a).

         3. Intentionally omitted.

         4. RELEASE OF CLAIMS.

                  (a) RELEASE BY EXECUTIVE. Effective as of the Effective Time, Executive hereby releases and discharges the Released Parties from all Claims and Damages, including those related to, arising from, or attributed to
(i) his employment with, and membership on the Boards of Directors for, the Company and its subsidiaries and resignations therefrom, (ii) the Employment Agreement including, without limitation, the right to receive options for shares of Common Stock under the terms of the Employment Agreement, and (iii) all other acts or omissions related to any matter at any time prior to and including the date of termination of the Employment Agreement; except that this release shall not include Executive's (A) entitlement to continued group medical coverage in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), (B) vested account balances in the Company employee benefit plans and rights under option agreements, warrants or stock appreciation rights outstanding as of the date hereof or issued prior to the Effective Time as permitted in the Merger Agreement, in each case as described in Annex III attached hereto, (C) rights with respect to shares of capital stock of the Company (as listed on Annex III attached hereto) or arising under the Merger Agreement, including the rights set forth in Section
5.04 thereof, (D) rights of Executive arising under this Agreement, (E) rights of Executive under that certain Stockholders Agreement of even date herewith,
(F) rights of Executive arising under the Merger Agreement and any of the other Transaction Documents, (G) accrued and unpaid salary and expenses incurred by Executive in respect of the period prior to the Effective Time,
(H) cash compensation payable to Executive under the Employment Agreement upon a termination of employment as provided in Section 13.4 of the Employment Agreement, including the stock options contemplated by Sections 13.3 and 13.4 or (I) options to purchase 25,000 shares of Class A Common Stock as contemplated in Section 13.4 of the Employment Agreement. Executive understands and expressly agrees that, unless specifically excluded from this release, this release extends to all Claims and Damages of every nature and kind, known or unknown, suspected or unsuspected, past or present, whether or not these Claims and Damages were set forth in any writing, and that all such Claims and Damages are hereby expressly settled or waived. Notwithstanding the foregoing, except as provided in Section 9(b) Executive does not release or discharge the Company and its subsidiaries from any Claims or Damages related to or arising from Executive's capacity as an officer or director of the Company or its subsidiaries to which Executive is entitled to be indemnified against or reimbursed by the Company or its subsidiaries, whether by statute, contract or otherwise. Executive hereby represents and warrants to Parent that pursuant to the Amendment, Executive has released any and all rights that Executive may have to receive options pursuant to Section 13.4 of the Employment Agreement.

                  (b) DEFINITIONS. As used in this Section 4, the following terms shall have meanings set forth below:

                           (i) "Claims" means all theories of recovery of whatever nature, whether known or unknown, at law or equity of any jurisdiction, based on acts, omissions or other matters occurring on or before the date the parties sign this Agreement. This term includes, without limitation, lawsuits, petitions, complaints, causes of action, charges, indebtedness, losses, claims, liabilities, and demands, whether arising in equity or under the common law or under any contract (including, without limitation, the Employment Agreement), statute, regulation or ordinance. This term also includes, without limitation, any Claim of discrimination (based on age or any other factor) under any statute or law (including, without limitation, the Age Discrimination in Employment Act, 29 U.S.C. ss. 621, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e, et seq.; and the Americans with Disabilities Act, 42 U.S.C. ss. 12101, et seq.), and all Claims asserted by Executive, in writing or otherwise, or which could be asserted, by Executive.

                           (ii) "Damages" means all elements of relief or recovery of whatever nature, whether known or unknown, which are recognized by the law or equity of any jurisdiction. This term includes, without limitation, actual, incidental, indirect, consequential, compensatory, liquidated, exemplary, and punitive damages; rescission, attorneys' fees; interest; costs; equitable relief; and expenses.

                           (iii) "Released Parties" means and includes the Company and its subsidiaries, and all of the foregoing entities' past, present and future shareholders, directors, officers, employees, agents, insurance carriers, employee benefit plans (and such plans' fiduciaries, trustees, administrators and representatives), predecessors, successors, assigns, executors, administrators, attorneys and representatives, in both their corporate and individual capacities.

         5. Intentionally omitted.

         6. CONSULTING ARRANGEMENT.

                  (a) CONSULTING SERVICES. Effective as of the termination of the Employment Agreement, the Company hereby retains Executive to render such consulting and advisory services (the "Consulting Services") as the Company may reasonably request from time to time during the term of the consulting arrangement set forth in this Section 6 concerning the management or operation of the Company (the "Consultation Period"). Executive hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. Executive will perform the Consulting Services at such times and places as the officer designated by the Company, from time to time, shall reasonably request; provided, however, that unless Executive agrees in advance, he shall not be required to (i) provide more than 250 hours of Consulting Services in any calendar year or (ii) provide Consulting Services if the provision of such services would require travel beyond a 100 mile radius of New York City. The Company shall reasonably cooperate with Executive to structure the Consulting Services in order not to unreasonably interfere with Executive's full time employment. Consulting and advising via telephone, facsimile transmission and correspondence, as well as in person, shall constitute performance of Executive's services hereunder. The Company will reimburse Executive for reasonable out-of-pocket expenses which Executive incurs in the course of providing the Consulting Services. Notwithstanding anything in this Agreement, Executive is an independent contractor with authority to select the means and method of performing the Consulting Services. Executive is not an employee or agent of the Company and any action taken by Executive which is not authorized by this Agreement or any other agreement between the Company and Executive will not bind the Company or create any claim against the Company. Unless otherwise specifically authorized by this Agreement or any other agreement between the Company and Executive, Executive has no authority to transact any business or make any representations or promises in the name of the Company.

                  (b) TERM. Unless terminated at an earlier date in accordance with subsection (c) of this Section 6, the term of the consulting arrangement shall expire as of the second anniversary of the Effective Time.

                  (c) TERMINATION OF CONSULTING ARRANGEMENT. Notwithstanding any contrary provision contained elsewhere in this Agreement, this Section 6 of this Agreement and the consulting arrangement created hereunder between the Company and Executive may be terminated prior to the expiration of the term set forth in subsection (b) above by mutual agreement between the Company and Executive. Upon a termination of this consultant arrangement, neither of the parties hereto shall have any further duty or obligation under this Section 6 and Executive shall have no obligation to return any portion of the amount paid to him pursuant to Section 10.

         7. CONFIDENTIALITY.

                  (a) PROTECTION OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. Executive acknowledges that the business of the Company and its subsidiaries is highly competitive and that their contracts, books, records, and documents, their technical information concerning their services, pricing techniques, and computer system and software, and the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company and its subsidiaries use in their business to obtain a competitive advantage over their competitors. All such information belonging to the Company and its subsidiaries is jointly referred to herein as "Confidential Information and Trade Secrets"; provided, however, that Confidential Information and Trade Secrets shall not include (i) information that is publicly available, generally known to the industry as a whole or is not specific to the operations and business of the Company and its subsidiaries and (ii) information held or used in connection with the business and operations of Triathlon Broadcasting Company and the Marquee Group, Inc. Effective as of the Effective Time, Executive agrees that all Confidential Information and Trade Secrets are the exclusive, confidential, and proprietary information and property of the Company and, except as necessary to perform the Consulting Services to be provided hereunder, will not be used by Executive for any other purpose or in any other manner. Executive further acknowledges that protection of such Confidential Information and Trade Secrets against unauthorized disclosure and use is of critical importance to the Company and its subsidiaries in maintaining their competitive position. Executive hereby agrees that he will not make any unauthorized disclosure of any such Confidential Information and Trade Secrets, or make any unauthorized use thereof prior to the fifth anniversary of the date of the Effective Time. In the event that Executive is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information and Trade Secrets, Executive agrees to provide the Company with prompt notice of such request(s) to enable the Company to seek an appropriate protective order; provided, however, that Executive shall not be prohibited from complying with any such request unless an appropriate protective order is in place.

         (b) SCOPE OF PROHIBITED ACTIVITIES; REMEDIES. Executive acknowledges that the scope of prohibited activities are reasonable and are no broader than are necessary to protect the goodwill and legitimate business interests of the Company and its subsidiaries. Executive also acknowledges that the provisions of this Section 7 do not and will not impose any unreasonable burden on

Executive. Executive further acknowledges that a violation of this Section 7 will cause irreparable damage to the Company and its subsidiaries, entitling them to an injunction and other equitable relief in a court of competent jurisdiction against Executive. In addition, the Company and its subsidiaries shall be entitled to whatever other remedies they may have at law, including, without limitation, reasonable attorneys fees and costs incurred by the Company and its subsidiaries in enforcing the terms of this Section 7.

         8. NON-COMPETITION AGREEMENT.

                  (a) NON-COMPETITION. Except as expressly permitted herein, effective as of the Effective Time, Executive agrees that he shall not,

                           (i) until 11:59 p.m. (New York time) on the second anniversary of the date of the Effective Time directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which in any way competes with the Company or any of its Affiliates (which, solely for the purposes of this Section 8, shall be deemed to include Capstar Broadcasting Corporation, Chancellor Broadcasting Company, Evergreen Media Corporation and Chancellor Media Corporation) in the business of owning or operating or providing advertising or programming services for or with respect to radio stations licensed to or having a transmitter site in any market that the Company or any of its Affiliates is engaged in immediately after the Effective Time (a "Competing Business"); provided, however, that Executive will not be deemed to be in breach of this Section 8(a)(i) by (A) competing in any geographical market in which the Company or its Affiliates no longer, at any time after the Effective Time, owns or operates a Competing Business, (B) selling Entertainment Business programming into a market in which the Company or any of its Affiliates owns or operates, or provides advertising or programming services for or with respect to, a Competing Business,
         (C) engaging in joint promotions with radio stations in a market in which the Company or any of its Affiliates owns or operates or provides advertising or programming services for or with respect to a Competing Business, or (D) owning an interest in an entity that participates, or otherwise participating, in the Entertainment Business (including, but not limited to, Delsener/Slater Holdings and its subsidiaries), so long as such Entertainment Business does not own or operate, or provide advertising or programming (except as expressly provided in clause (B) above) for or with respect to, a Competing Business; and provided further, that Executive may own, directly or indirectly, securities of any entity traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System that is a Competing Business if Executive does not, directly or indirectly, own 10% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 10% or more of any class of equity securities, of such entity; and

                           (ii) from 11:59 p.m. (New York time) on the second anniversary of the date of the Effective Time until 11:59 p.m. (New York time) on the fifth anniversary of the date of the Effective Time directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary, or otherwise with, any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which in any way competes with the Company or any of its subsidiaries in the business of owning or operating or providing advertising or programming services for or with respect to radio stations licensed to or having a transmitter site in any market that the Company or any of its subsidiaries is engaged in immediately prior to the Effective Time (a "Competing Business"); provided, however, that Executive will not be deemed to be in breach of this
         Section 8(a)(ii) by (A) competing in any geographical market in which the Company or its subsidiaries no longer, at any time after the Effective Time, owns or operates a Competing Business, (B) selling Entertainment Business programming into a market in which the Company or any of its subsidiaries owns or operates or provides advertising or programming services for or with respect to a Competing Business,
         (C) engaging in joint promotions with radio stations in a market in which the Company or any of its subsidiaries owns or operates or provides advertising or programming services for or with respect to a Competing Business, or (D) owning an interest in an entity that participates, or otherwise participating, in the Entertainment Business (including, but not limited to, Delsener/Slater Holdings and its subsidiaries), so long as such Entertainment Business does not own or operate, or provide advertising or programming (except as expressly provided in clause (B) above) for or with respect to, a Competing Business; and provided further, that Executive may own, directly or indirectly, securities of any entity traded on any national securities exchange or listed on the National Association of Securities Dealers Automated Quotation System that is a Competing Business if Executive does not, directly or indirectly, own 10% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 10% or more of any class of equity securities, of such entity.

                  (b) EXCEPTIONS. Notwithstanding the foregoing, the Company acknowledges that Executive has an ongoing relationship with Triathlon Broadcasting Company and The Marquee Group, Inc. and their subsidiaries and that such ongoing relationship (including, without limitation, his ownership of securities of and service as an officer, director or consultant of such companies or their successors) shall not be deemed to be a breach of this Agreement.

                  (c) LEGAL ADVICE. Executive has obtained advice, including advice from attorneys, accountants, or other advisers which he deems necessary regarding this Agreement. Executive acknowledges that he fully understands this Agreement and its legal effect and binding nature.

                  (d) SCOPE OF PROHIBITED ACTIVITIES; REMEDIES. Executive acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of this Section 8 are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary information, plans and services and to protect the other legitimate business interests of the Company. Executive also acknowledges that the provisions of this Section 8 do not and will not impose any unreasonable burden on Executive. Executive further acknowledges that violation of this Section 8 will cause irreparable damage to the Company and its subsidiaries, entitling them to an injunction and other equitable relief in a court of competent jurisdiction against Executive. In addition, the Company and its subsidiaries shall be entitled to whatever other remedies they may have at law, including, without limitation, reasonable attorneys fees and costs incurred by the Company and its subsidiaries in enforcing the terms of this Section 8.

         9. Intentionally omitted.

         10. CONSIDERATION. Contemporaneously with the Effective Time, the Company shall pay Executive, by wire transfer of immediately available funds the following amounts: (a) $2 million ($2,000,000) in respect of Executive's obligations arising under Section 6 and (b) $23 million ($23,000,000) in respect of Executive's obligations arising under Section 8.

         11. SURVIVAL. The provisions of Sections 4, 7, 8, 9 and 11 shall survive any termination of the consulting arrangement created pursuant to
Section 6 of this Agreement.


         12. RIGHT TO MATCH. In the event that the Company should give notice under Section 7.01(c) of the Merger Agreement of its election to terminate the Merger Agreement, then, as requested by Parent, the Company and Executive shall, in connection with any amendment to the Merger Agreement or other proposal made by Parent in response to such notice and that is accepted by the Company, amend or terminate this Agreement or enter into such other agreements or arrangements substantially similar to those as proposed to be entered into with Executive in connection with the Superior Proposal described in such notice; provided that such right or obligation shall only be applicable to a Second Transaction that the Stockholder would be obligated to vote for pursuant to that certain Stockholder Agreement by and between Stockholder, the Company, SBI Holding Corporation and SBI Radio Acquisition Corporation.

         13. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) CERTAIN EVENTS. Executive agrees that this Agreement and the obligations hereunder shall be binding upon his heirs, guardians, administrators or successors.

                  (c) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to Executive:  At the addresses set forth on signature pages hereto


                           Robert F. X. Sillerman
                           207 East 61st Street
                           New York, New York 10022
                           Telecopy:  (212) 753-3973

         copies to:        Dornbush Mensch Mandelstam & Schaefer LLP
                           747 Third Avenue, 11th Floor
                           New York, New York 10017-2803
                           Telecopy: (212) 753-7673
                           Attn:  Richard J. Schaeffer

                                      and

                           Howard J. Tytel
                           150 East 58th Street, 19th Floor
                           New York, New York 10155
                           Telecopy: (212) 753-3188

         If to the Company:

                           SFX Broadcasting, Inc.
                           150 East 58th Street
                           New York, New York 10155
                           Telecopy: (212) 753-3188
                           Attn: Executive Vice President

         copies to:        Baker & McKenzie
                           805 Third Avenue
                           New York, New York 10022
                           Telecopy: (212) 759-9133
                           Attn:  Amar Budarapu

                                   and

                           Morgan Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York 10178-0060
                           Telecopy: (212) 309-6273
                           Attn:  Howard L. Shecter

         If to Parent:
                           SBI Holding Corporation
                           200 Crescent Court, Suite 1600
                           Dallas, Texas 75201

                           Telecopy: (214) 740-7313
                           Attn: Lawrence D. Stuart, Jr.



         copies to:        Hicks Muse Tate & Furst Incorporated
                           200 Crescent Court, Suite 1600
                           Dallas, Texas 75201
                           Telecopy: (214) 740-7313
                           Attn: Lawrence D. Stuart, jr.

                                      and

                           Vinson & Elkins L.L.P.
                           3700 Trammell Crow Center
                           2001 Ross Avenue
                           Dallas, Texas 75201-2975
                           Telecopy:  (214) 220-7716
                           Attn:  Michael D. Wortley

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (e) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (f) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (g) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (h) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.



                  (i) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

                  (j) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  (k) JURISDICTION. Each party hereby irrevocably submits to the exclusive juris diction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (k) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

                  (l) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (m) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                  (n) WITHHOLDINGS. As may be appropriate, the Company shall report the payments made hereunder by (i) filing the appropriate 1099 forms for this amount, and (ii) making any other reports required by law.

                  (o) TAXES. Executive agrees to comply, on a timely basis, with all tax reporting requirements applicable to the receipt of the payments and other compensation received hereunder and to timely pay all taxes due with respect to such amounts.

         14. TERMINATION. This Agreement shall terminate upon the termination of the Merger Agreement without any further action on the part of any party hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           ROBERT F.X. SILLERMAN


                                           /s/ Robert F.X. Sillerman
                                           ------------------------------------


                                           SFX BROADCASTING, INC.


                                           By: /s/ Robert F.X. Sillerman
                                               --------------------------------
                                           Name: Robert F.X. Sillerman
                                           Title:Executive Chairman


                                           SBI HOLDING CORPORATION


                                           By:/s/ Eric Neuman
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------